UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Nuveen Dividend Advantage Municipal Income Fund (NVG)

Nuveen Dividend Advantage Municipal Fund 3 (NZF)

Nuveen Municipal Advantage Fund, Inc. (NMA)

Nuveen Quality Income Municipal Fund, Inc. (NQU)

Nuveen AMT-Free Municipal Income Fund (NEA)

Nuveen Municipal Market Opportunity Fund, Inc. (NMO)

Nuveen Premium Income Municipal Fund 2, Inc. (NPM)

Nuveen Quality Municipal Fund, Inc. (NQI)

Nuveen Select Quality Municipal Fund, Inc. (NQS)

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Four Nuveen Closed-End Funds Announce Intent to Conduct Tender Offers

CHICAGO, July 16, 2014 – Nuveen Investments, a leading global provider of investment services to institutions as well as individual investors, today announced that the Board of Trustees of each of the closed-end funds listed below approved for each fund to conduct a tender offer to purchase up to 10 percent of its outstanding common shares for cash at a price per share equal to 98 percent of the net asset value per share as of the purchase date.

Closed-End Funds

Nuveen Dividend Advantage Municipal Fund 3 (NYSE MKT: NZF)

Nuveen Dividend Advantage Municipal Income Fund (NYSE MKT: NVG)

Nuveen Municipal Advantage Fund, Inc. (NYSE: NMA)

Nuveen Quality Income Municipal Fund, Inc. (NYSE: NQU)

The commencement date of each fund’s tender offer will be announced as soon as practicable after the successful completion of the fund’s 2014 annual shareholder meeting and any adjournments or postponements thereof, with payment pursuant to each tender offer to occur within 75 days after the successful completion of the fund’s 2014 annual shareholder meeting and any adjournments or postponements.

In connection with the Board’s approval of the tender offers, Karpus Management, Inc. agreed to vote the shares of each Nuveen fund for which it has the power to vote or direct the vote in accordance with the recommendation of the Board of Trustees with respect to the proposals submitted to shareholders at the upcoming annual and special meetings of shareholders of the Nuveen funds. Karpus has also agreed to be bound by certain “standstill” covenants with respect to NZF, NVG, NMA and NQU until September 30, 2017.

Nuveen Investments provides high-quality investment services designed to help secure the long-term goals of institutional and individual investors as well as the consultants and financial advisors who serve them. Nuveen Investments markets a wide range of specialized investment solutions which provide investors access to capabilities of its high-quality boutique investment affiliates—Nuveen Asset Management, LLC, Symphony Asset Management LLC, NWQ Investment Management Company, LLC, Santa Barbara Asset Management, LLC, Tradewinds Global Investors, LLC, Winslow Capital Management, LLC and Gresham Investment Management LLC, all of which are registered investment advisers and subsidiaries of Nuveen Investments, Inc. Funds are distributed by Nuveen

Securities, LLC, a subsidiary of Nuveen Investments, Inc. In total, Nuveen Investments managed nearly $225 billion as of March 31, 2014. For more information, please visit the Nuveen Investments website at www.nuveen.com.

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